                     THIS FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is executed effective as of the 22nd day of January, 1998, by and between CAMPBELL CREEK, LTD., a Texas limited partnership ("Landlord"), and Applied Digital Access, Inc.

                                  WITNESSETH

WHEREAS, on October 1, 1997, Landlord and Tenant executed and entered into that certain Lease Agreement (the "Lease") covering that certain premises consisting of approximately 14,750 square feet of rentable area (the "Premises") located at 2350 Campbell Creek Boulevard, Richardson, Texas, as more particularly described in the Lease (except as otherwise expressly defined herein, each capitalized term used herein shall have the meaning ascribed to such term in the Lease); and

WHEREAS, Tenant desires that the Lease be modified and amended to reflect its utilization of the allowance towards Excess Costs as set forth in Section 2.3 of Exhibit "D", Workletter.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, Landlord and Tenant do hereby agree as follows:

1. Effective February 1, 1998, Paragraph 1(h), "Lease Term" of the Lease shall be amended to the following:

A period of 84 months which shall commence on February 1, 1998 (the "Commencement Date") and end on January 31, 2005 (the "Expiration Date"). The Commencement Date shall not be further adjusted upon Substantial Completion (as defined in Exhibit D of the Lease).

2. Effective February 1, 1998, Paragraph 1(i), "Basic Rental", of the Lease is hereby modified and amended to read in its entirety as follows:

                                    Annual Rate
                                   Per Sq. Ft of
      Rental Period                Rentable Area           "Basic Monthly Rental"
February 1, 1998 - April 30, 1998       $9.86                    $12,125.61
May 1, 1998 - July 31, 1998             $14.00                   $17,208.94
August 1, 1998 - January 31, 2005       $16.84                   $20,703.73

3. Exhibit "D", Workletter' Section 2.3, Construction Deposit, the second paragraph shall be amended to provide for Landlord to pay up to eight dollars ($8.00) per rentable square foot of such Excess Costs.

4. Tenant desires to use all eight dollars ($8.00) pursuant to Section 2.3, as amended herein, of the Lease. Paragraph 2 of this Amendment reflects adjustment to the Basic Rental due to the amortization of $8.00 per rentable square foot at an interest rate of the ten percent (10%) over the Lease Term (as defined herein).

5. Any and all terms and provisions of the Lease are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs hereof.

6. Any and all of the terms and provisions of the Lease shall, except as expressly amended and modified hereby, remain in full force and effect.

7. This Amendment may be executed in any number of counterparts, any one of which shall constitute an original and all counterparts being but one instrument.

EXECUTED effective as 22nd day of January, 1998.

LANDLORD: CAMPBELL CREEK, LTD. a Texas Limited Partnership
By:  Granite Properties, Inc.
By:  /s/  James H. Kirchoff
     ------------------------------
Name:     James H. Kirchoff
Title:    Vice President

TENANT:        APPLIED DIGITAL ACCESS, INC.
By:  /s/  Wayne M. Lettiere
     ------------------------------
Name:   Wayne M. Lettiere
Title:  VP Operations